EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

EXECUTED as of this 17th day of March, 2022.

MILLENNIUM TECHNOLOGY VALUE PARTNERS II, L.P.

By: Millennium Technology Value Partners II GP, L.P.
By: Millennium TVP II (UGP), LLC

/s/ Samuel L. Schwerin
Name: Samuel L. Schwerin Title: Manager

MILLENNIUM TECHNOLOGY VALUE PARTNERS II-A, L.P.

By: Millennium Technology Value Partners II GP, L.P.
By: Millennium TVP II (UGP), LLC

/s/ Samuel L. Schwerin
Name: Samuel L. Schwerin Title: Manager

MILLENNIUM TECHNOLOGY VALUE PARTNERS II GP, L.P.

By: Millennium TVP II (UGP), LLC

/s/ Samuel L. Schwerin
Name: Samuel L. Schwerin Title: Manager

MILLENNIUM TVP II (UGP), LLC

/s/ Samuel L. Schwerin
Name: Samuel L. Schwerin Title: Manager

/s/ Samuel L. Schwerin
SAMUEL L. SCHWERIN